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                                                                       EXHIBIT 5
                                  LEGAL OPINION

January  31, 2002


Pharmacia Corporation
100 Route 206 North
Peapack, NJ 07977

Re: Registration Statement on Form S-8 Relating the Pharmacia Corporation 2001 Long-Term Incentive Plan
                ---------------------------------------------------------------

Dear Sir or Madam:

I am Associate General Counsel for Pharmacia Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale of up to 55,000,000 shares (the "Shares") of the Company's Common Stock, (the "Common Stock"), to be issued under the Company's 2001 Long-Term Incentive Plan (the "2001 Plan").

I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the 2001 Plan and such other documents, corporate records, and other instruments as I have deemed necessary or advisable for purposes of the opinion set forth below. I have assumed the genuineness of the signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to all corresponding originals of all documents submitted to me as copies.

Based on the foregoing, it is my opinion that the Shares of the Company's Common Stock to be issued in accordance with the terms of the 2001 Plan will be, when issued for a price not less than the par value thereof, validly issued, fully paid and nonassessable shares of the Common Stock of the Company under the laws of the State of Delaware (assuming that, at the time of such issuance, the Company has a sufficient number of authorized and unissued shares or treasury shares available for such issuance).

The foregoing opinion is limited to the Delaware General Corporate Law.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Don W. Schmitz
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Don W. Schmitz